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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




                   CONCENTRA MANAGED CARE, INC.
      (Exact name of registrant as specified in its charter)




               Delaware                                 04-3363415
(State of incorporation or organization)             (I.R.S. Employer
                                                  Identification Number)


           312 Union Wharf                                  02109
              Boston, MA                                 (Zip code)
(Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

                       Title of each class
                       to be so registered

            6% Convertible Subordinated Notes due 2001
                         (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered

6% Convertible Subordinated Notes due 2001

     Concentra Managed Care, Inc. (the "Company") hereby incorporates by reference the section entitled "Description of Notes" contained in the Registration Statement on Form S-3 (file no. 333-20933) dated May 16, 1997 (the "OccuSystems Registration Statement") filed with the Securities and Exchange Commission by OccuSystems, Inc. ("OccuSystems").


Item 2.   Exhibits.

Exhibit
Number    Description
-------   -----------

4.1       Indenture, dated as of December 24, 1996, between
          OccuSystems and United States Trust Company of New
          York, as Trustee (incorporated by reference to Exhibit
          4.1 to the OccuSystems Registration Statement).

4.2 Form of First Supplemental Indenture to be entered into among OccuSystems, the Company and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-4 (file no. 333-27105) filed with the Securities and Exchange Commission on May 14,
          1997).

4.3 Registration Rights Agreement, dated as of December 24, 1996, among OccuSystems, Donaldson, Lufkin & Jenrette Securities Corporation, Alex. Brown & Sons Incorporated and Piper Jaffray Inc. (incorporated by reference to Exhibit 4.3 to the OccuSystems Registration Statement).

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                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   CONCENTRA MANAGED CARE, INC.



Date:  June 25, 1997                By: /s/ Richard A. Parr II
                                        ------------------------
                                        Richard A. Parr II
                                        Executive Vice President
                                        and General Counsel


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                          EXHIBIT INDEX


Exhibit                                                      Sequentially
Number     Description                                       Numbered Page
-------    -----------                                       -------------

4.1 Indenture, dated as of December 24, 1996, between OccuSystems and United States
           Trust Company of New York, as Trustee
           (incorporated by reference to Exhibit 4.1 to the OccuSystems Registration
           Statement)

4.2        Form of First Supplemental Indenture to
           be entered into among OccuSystems, the
           Company and United States Trust Company
           of New York, as Trustee (incorporated by reference to Exhibit 4.2 to the Company's
           Registration Statement on Form S-4 (file no. 333-27105) filed with the Securities and Exchange Commission on May 14, 1997)

4.3        Registration Rights Agreement, dated as
           of December 24, 1996, among OccuSystems,
           Donaldson, Lufkin & Jenrette Securities
           Corporation, Alex. Brown & Sons
           Incorporated and Piper Jaffray Inc.
           (incorporated by reference to Exhibit 4.2 to the OccuSystems Registration
           Statement)